UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

UNICYCIVE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 El Camino Real, Suite 210 Los Altos, CA	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-4495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2023, Unicycive Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), 30,190 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”), for an aggregate offering price of $30 million.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series A-1 Preferred Stock is, subject to the Stockholder Approval (as defined below), convertible into a unit (“Unit”) consisting of (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and, if applicable, shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A-2 Preferred Stock”), in lieu of Common Stock, (ii) a tranche A warrant to acquire shares of Series A-3 Convertible Preferred Stock (the “Tranche A Warrant”), (iii) a tranche B warrant to acquire shares of Series A-4 Convertible Preferred Stock (the “Tranche B Warrant”), and (iv) a tranche C warrant to acquire shares of Series A-5 Convertible Preferred Stock (the “Tranche C Warrant”, together with the Tranche A Warrant and the Tranche B Warrant, the “Warrants”). The shares of Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock and Series A-5 Convertible Preferred Stock issuable upon exercise of the Warrants collectively are referred to herein as the “Preferred Warrant Shares”. The Tranche A warrants for an aggregate exercise price of approximately $25 million are exercisable until 21 days following the Company’s announcement of receipt of FDA approval for Renazorb, the Tranche B warrants for an aggregate exercise price of approximately $25 million are exercisable until 21 days following the Company’s announcement of receipt of Transitional Drug Add-On Payment Adjustment (“TDAPA”) approval for Renazorb, and the Tranche C Warrant for an aggregate exercise price of approximately $50 million are exercisable until 21 days following four quarters of commercial sales of Renazorb following receipt of TDAPA approval.

Subject to the terms and limitations contained in the Certificate of Designation, the Series A-1 Preferred Stock issued in the Offering will not become convertible until the Company’s stockholders approve the issuance of the Units upon conversion of the Series A-1 Preferred Stock and the issuance of all Common Stock upon conversion of the Series A Preferred Stock (as defined below), among other items (the “Stockholder Approval”). On the tenth (10th) Trading Day (as defined in the Certificate of Designation) following the announcement of the Stockholder Approval, each share of Series A-1 Preferred Stock shall automatically convert into a Unit. Subject to the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series A-2 Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock or Series A-5 Convertible Preferred Stock shall be convertible into one share of Common Stock.

The closing of the Offering is expected to take place on or about March 8, 2023, subject to the satisfaction of customary closing conditions. The net proceeds of the Offering are estimated to be approximately $30 million, before deducting Placement Agent (as defined below) fees and other estimated offering expenses. The Company intends to use the net proceeds from the Offering to support the Company’s New Drug Application (NDA) submission for approval of Renazorb for the treatment of hyperphosphatemia and, if approved, for the commercial launch of Renazorb in the U.S..

Pursuant to the Purchase Agreement, as soon as practicable following the receipt of the Stockholder Approval (the “Filing Date”) (and in any event no later than 15 days thereafter), the Company shall file a registration statement on Form S-3 providing for the resale by the Investors of the Common Stock issuable upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Preferred Warrant Shares (the “Registrable Shares”) and to use commercially reasonable efforts to have the registration statement declared effective within thirty (30) days following the Filing Date (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within sixty (60) days following the Filing Date). The Company further agrees to take and all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

In addition, the Company shall modify its dividend policy to state that the Company intends to pay dividends to all stockholders, including holders of Series A Preferred Stock on an as-if-converted-to-Common-Stock basis, on a quarterly basis in an amount of which the aggregate of all quarterly dividends shall equal at least seventy-five percent (75%) of its annual net cash flow from operations following approval of Renazorb by the FDA, if obtained, and the commencement of commercial sales.

Additionally, pursuant to the Purchase Agreement and upon the closing of the Offering, the Company shall appoint Gaurav Aggarwal, M.D. to the Company’s Board of Directors.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Warrants or Preferred Warrant Shares, and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The Offering will be conducted pursuant to a Placement Agency Agreement, dated March 3, 2023 (the “Placement Agency Agreement”), between the Company and EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”, or the “Placement Agent”). The Placement Agent has no obligation to purchase any of the securities or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company has agreed to pay the Placement Agent (i) a cash fee equal to an aggregate of five and one-half percent (5.5%) of the gross proceeds raised in the Offering from sales of securities to any person or entity, and (ii) reimbursement for certain expenses up to an aggregate of $75,000.

The form of specimen stock certificate for the Series A-1 Preferred Stock, the form of each Warrant, the Purchase Agreement, and the Placement Agency Agreement are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Warrants, the Preferred Warrant Shares, and the Common Stock, and the terms of the Purchase Agreement and the Placement Agency Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference. No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series A-1 Preferred Stock are being sold and, upon exercise, the Units and securities underlying the Units will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement, effective as of the closing of the Offering, Gaurav Aggarwal, MD shall be appointed to the Company’s Board of Directors.

For his service on the Board of Directors, Dr. Aggarwal will participate in the Company’s standard director compensation program for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2022. The Company also intends to enter into the Company’s standard form of indemnification agreement with Dr. Aggarwal.

There are no family relationships between Dr. Aggarwal and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the transactions contemplated by the Purchase Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A-1 Preferred Stock

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Purchase Agreement, on March 6, 2023, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 30,190 shares of its authorized and unissued preferred stock as Series A-1 Preferred Stock, 1,800,000 shares as Series A-2 Preferred Stock, 1,800,000 shares as Series A-3 Convertible Preferred Stock, 1,800,000 shares as Series A-4 Convertible Preferred Stock, and 3,600,000 shares as Series A-5 Convertible Preferred Stock (all such series of preferred stock referred to herein collectively as “Series A Preferred Stock”), each with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series A Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series A Preferred Stock:

Dividends. Prior to the Stockholder Approval, dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase to fourteen percent (14%) if the Stockholder Approval is not obtained at the first meeting of stockholders following the Issuance Date (collectively, the “Accruing Dividends”). If such dividends are not declared and paid in cash, the dividend amounts will be added to the aggregate Liquidation Preference then outstanding of the Series A Preferred Stock (such dividends will accumulate and will be included (i) in the payments made upon redemption or Liquidation and (ii) for purposes of conversion and voting, but not to exceed 19.9% of the number of shares of Common Stock outstanding as of the Signing Date without the Stockholder Approval).

At all times following the Issuance Date, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) are paid on shares of the Common Stock.

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series A Preferred Stock (for purposes of calculating the number of aggregate votes that the holders of Series A Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to 19.9% of the Company’s outstanding Common Stock as of the Signing Date (excluding for purposes of the calculation, any securities issued on the Signing Date) (the “Cap”), which each such holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the holders of the Series A Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis with regard to the approval of the issuance of Units upon conversion of the Series A-1 Preferred Stock and the issuance of all Common Stock upon conversion of the Series A Preferred Stock.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) one times (1x) the Original Per Share Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full Liquidation Preference, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series A Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Conversion. Subject to the terms and limitations contained in the Certificate of Designation, the Series A-1 Preferred Stock issued in the Offering will not become convertible prior to the receipt of the Stockholder Approval. On the tenth (10th) Trading Day following the announcement of the Stockholder Approval, each share of Series A-1 Preferred Stock shall automatically convert into a Unit. Subject to the foregoing and the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series A-2 Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock or Series A-5 Convertible Preferred Stock shall be convertible into one share of Common Stock.

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, in the event the Stockholder Approval is not obtained within one (1) year following the Issuance Date, shares of Series A Preferred Stock shall be redeemed by the Company at a price equal to the then Liquidation Preference at any time for up to three (3) years following the Issuance Date commencing not more than sixty (60) days after receipt by the Company at any time on or after the one (1) year anniversary of the Issuance Date of written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class (the “Redemption Request”) requesting redemption of all shares of Series A Preferred Stock (such date, the “Redemption Date”). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On the Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each holder, the total number of shares of Series A Preferred Stock outstanding immediately prior to the Redemption Date; provided, however, that Excluded Shares shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If, on the Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series A Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

The foregoing summary of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 6, 2023, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock
4.1	Form of Specimen Stock Certificate for Series A-1 Preferred Stock
4.2	Form of Tranche A Warrant
4.3	Form of Tranche B Warrant
4.4	Form of Tranche C Warrant
10.1	Form of Securities Purchase Agreement, dated March 3, 2023, by and between Unicycive Therapeutics, Inc. and the purchasers named therein
10.2	Placement Agency Agreement, dated March 3, 2023 by and between Unicycive Therapeutics, Inc. and EF Hutton, division of Benchmark Investments, LLC
99.1	Press release dated March 6, 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	UNICYCIVE THERAPEUTICS, INC.

/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer